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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 17, 2000



                                   APW LTD.
            (Exact name of Registrant as specified in its charter)


          Bermuda                        1-15851              04-2576375
(State or other jurisdiction         (Commission File      (I.R.S. Employer
   of incorporation)                      Number)           Identification No.)


                       N22 W23685 Ridgeview Parkway West
                        Waukesha, Wisconsin  53188-1013

          Mailing address:  P.O. Box 325, Milwaukee, Wisconsin 53201
              (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (262) 523-7600
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Item 5.   Other Events.

          A.   APW Ltd.'s Adoption of the Shareholder Rights Plan

          At the APW Ltd. Board meeting on July 17, 2000, the Board adopted a Shareholder Rights Plan.

          The Board of Directors of APW declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock on July 21, 2000. Each Right entitles the registered holder to purchase from the Company one one-ten thousands of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $225.00 per one one-ten thousands of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Firstar Bank N.A., as Rights Agent (the "Rights Agent").

                               TRIGGERING EVENTS

          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (subject to certain exceptions) (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates with a copy of this Summary of Rights attached thereto.

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As
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soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on July 17, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

                             Adjustment Provisions

          The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-ten thousands of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

          The number of outstanding Rights and the number of one one-ten thousands of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                       Dividends, Liquidation and Voting
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          Preferred Shares purchasable upon exercise of the Rights are not redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share plus an amount equal to accrued and unpaid dividends thereon but will be entitled to an aggregate payment of 10,000 times the payment made per Common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

          Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-ten thousands interest in a Preferred Share purchasable upon exercise of each Right hold approximate the value of one Common Share.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a Shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                              Flip-Over Provision

          In the event that (i) any person becomes an Acquiring Person or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Stock having a market value of two times the exercise price of the Right. In the event that, after a person or a group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold or transferred (subject to certain exceptions), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Class A common stock of the acquiring company
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which at the time of such transaction will have a market value of two times the exercise price of the Right.

          At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

                             Redemption Provisions

          At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                              Amendment Provisions

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights.

          B.   Adoption of Option Plans and Grant of Options

          In other actions, the Board approved the APW Ltd. 2000 Stock Option Plan and the APW Ltd. Outside Directors' Plan in the form attached as exhibits to the Information Statement and the Company's current shareholder has consented to the adoption of such Plans.

          The Board also approved performance grants to approximately 106 employees of APW Ltd. and its subsidiaries totaling 2,307,000 shares.

          Under the terms of this grant these options only become exercisable if
(1) the price of the APW Ltd. common stock reaches $80 per share within three years of the date of the grant or (2) the employee remains employed seven years after the date of grant. This grant is designed to incentivize the employees to increase the
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value of the common stock and completely align shareholders and employees interests.

          The APW Ltd. executives named in the Information Statement received the following grants: Mr. Sim 750,000, Mr. Albrecht 200,000, Mr. Boel 200,000, Mr. Lower 60,000 and Mr. Carroll 30,000. The options will be priced based upon the APW Ltd. Common Stock July 27, 2000 when issued trading price.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits:

          See Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

          (i)  Press release dated July 19, 2000.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    APW LTD.
                                    (Registrant)


Date: July 20, 2000                 By: /s/ Richard D. Carroll
                                       ------------------------------
                                    Richard D. Carroll
                                    Vice President  - Finance
                                    (Acting Principal Financial Officer and duly
                                    authorized to sign on behalf of the
                                    Registrant)
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                                   APW INC.
                              (the "Registrant")
                         (Commission File No. 1-15851)

                                 EXHIBIT INDEX
                                      to
                            FORM 8-K CURRENT REPORT
                              Dated July 17, 2000



Exhibit                                       Filed
Number         Description                    Herewith
------         -----------                    --------

  99.1         APW Ltd.
               Press Release                     X
               dated July 19, 2000

  99.2         APW Ltd.
               Press Release
               dated July 19, 2000               X